                                                                     EXHIBIT 2.1

                          SECURITIES PURCHASE AGREEMENT



               This SECURITIES PURCHASE AGREEMENT is made as of September 28, 2000, by and among QuadraMed Corporation, a Delaware corporation ("QM"), QuadraMed Operating Corporation, a Delaware corporation and a wholly owned subsidiary of QM ("QMOC" and together with QM, the "Seller"), and the investors whose names and addresses are set forth on Schedule I hereto (the "Purchasers"). The parties hereto hereby agree as follows:

               1.     PURCHASE AND SALE OF SECURITIES.

               (a) Subject to the terms and conditions hereof, on the Closing Date, as defined herein, the Seller shall sell to the Purchasers, and the Purchasers shall purchase from the Seller, the securities (the "Securities") listed on Schedule II hereto of ChartOne, Inc., a Delaware corporation (the "Company"), for the aggregate cash purchase prices (each a "Purchase Price") set forth opposite their respective names on Schedule I hereto.

               (b) Such sales and purchases shall be effected by the Seller delivering to the Purchasers duly executed certificates or other instruments evidencing the Securities to be purchased, in each case with appropriate instruments of transfer attached (duly endorsed or otherwise in form sufficient for transfer), against delivery by each of the Purchasers to the Seller of the Purchase Price. The Purchase Price shall be paid by wire transfer of immediately available funds to such account or accounts as the Seller shall designate in writing. The Seller's agreements with each of the Purchasers are separate agreements, and the sales to each of the Purchasers are separate sales.

               (c) The closing of the purchases and sales referred to above hereto shall take place on the third business day after the satisfaction or waiver of the conditions set forth in Sections 5 and 6 hereof (the "Closing Date"), at the offices of Pillsbury Madison & Sutro LLP, 50 Fremont Street, San Francisco, CA 94105, at 10:00 a.m., San Francisco time, or on such other date, and at such other place and time as the parties hereto shall mutually agree.

               2.     REPRESENTATIONS AND WARRANTIES OF THE SELLER.

               The Seller represents and warrants to the Purchasers that:

               (a) The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) The Seller has all requisite power and authority to execute and deliver this Agreement and that certain Letter Agreement (the "Letter Agreement"), dated as of the date hereof, the form of which is attached as Exhibit A hereto, and to perform its obligations hereunder and thereunder. The Seller has authorized the execution, delivery and performance of this Agreement, and each of the transactions contemplated hereby and thereby. No other action (including shareholder approval) is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, this Agreement and the Letter Agreement shall constitute valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, except to the extent that enforcement hereof and thereof may be limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting creditors' rights generally and general equitable principles.

               (c) Except pursuant to the applicable requirements of the HSR Act, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Seller is required for the execution or delivery by the Seller of this Agreement or the Letter Agreement, or performance by the Seller of its obligations hereunder or thereunder, including without limitation the sale of the Securities.

               (d) Neither the sale of the Securities nor the performance of the Seller's obligations hereunder or under the Letter Agreement will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time, or both, would constitute a default) under (i) the certificate of incorporation, bylaws or other organizational documents of the Seller, (ii) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body or arbitrator having jurisdiction over the Seller or any of its assets or properties or (iii) the terms of any material agreement to which the Seller is a party or to which any of the Seller's properties is subject.

               (e) The Securities have been duly authorized and validly issued, and are fully paid and nonassessable. The Seller has good and marketable title to the Securities. The Securities are owned by the Seller free and clear of any security interest, lien, claim or other legal or equitable encumbrance or any restriction on transfer (collectively, "Encumbrances"), other than those imposed by the Securities Act and that certain Stockholders Agreement (the "Stockholders Agreement"), dated as of June 7, 2000, by and among the Institutional Investors listed on Schedule I thereto, the individuals listed on Schedule II thereto, QMOC and the Company, and will be transferred to the Purchaser free of any Encumbrances. The Securities represent the entire equity interest of the Seller in the Company.

               (f) The sale of the Securities by the Seller is not part of a plan or scheme to evade the registration requirements of the Securities Act. Neither the Seller nor any person acting on behalf of the Seller has offered or sold any of the Securities by any form of general solicitation or general advertising.

               (g) Other than as specifically set forth in this Agreement, the Seller makes no representation or warranty. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.

               3.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

               Each Purchaser severally represents and warrants to the Seller that:

               (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

               (b) Such Purchaser has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Purchaser has authorized the execution, delivery and performance of this Agreement, and each of the transactions contemplated hereby. No other action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

               (c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser is required for the execution, delivery or performance by the Purchaser of its obligations hereunder, including without limitation the purchase of the Securities.

               (d) Neither the acquisition of the Securities nor the performance of the Purchaser's obligations hereunder will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time, or both, would constitute a default) under (i) the certificate of incorporation, bylaws or other organizational documents of the Purchaser, (ii) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or any of its assets or properties or (iii) the terms of any material agreement to which the Purchaser is a party or to which any of the Purchaser's properties is subject.

               (e) The Purchaser understands that the Securities have not been registered under the Securities Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations of the Purchaser contained herein.

               (f) The Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement; the Purchaser is able to bear the economic risk of its investment in the Company (including a complete loss of its investment).

               (g) The Purchaser understands that it must bear the economic risk of this investment indefinitely unless its Securities are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such securities is qualified under applicable state securities laws or an exemption from such qualification is available. The Purchaser further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow the Purchaser to Transfer any or all of the Securities, in the amounts, or at the time the Purchaser might propose.

               (h) Except as set forth on Schedule 3(h) hereto, the Purchaser is acquiring the Securities solely for its own account for investment and not with a view toward the resale, Transfer, or distribution thereof, nor with any present intention of distributing the Securities. No other person has any right with respect to or interest in the Securities to be purchased by the Purchaser, nor has the Purchaser agreed to give any person any such interest or right in the future.

               (i) Other than as specifically set forth in this Agreement, the Purchaser makes no representation or warranty. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.

              4.      COVENANTS OF THE PARTIES.

               (a) Securities Act Restrictions. The Purchasers acknowledge that the certificates evidencing the Securities will bear a legend reflecting the restrictions on the transfer of such securities under the Securities Act.

               (b) Further Assurances. From and after the Closing Date, the Seller shall execute all certificates, instruments, documents or agreements and shall take any other action which it is reasonably requested to execute or take to further effectuate the transactions contemplated hereby.

               (c) Best Efforts. Each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including without limitation, making all required regulatory filings (including without limitation filings under the HSR Act) as promptly as practicable after the date hereof.

               5.     PURCHASERS' CONDITIONS TO CLOSING.

               The obligation of the Purchasers to purchase and pay for the Securities on the Closing Date, as provided in Section 1 hereof, shall be subject to the satisfaction or waiver (to the extent permitted by law), prior thereto or concurrently therewith, of the following conditions:

               (a) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

               (b) Compliance with Agreement. The Seller shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Seller prior to or on the Closing Date.

               (c) Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

               (d) Regulatory Approvals and Consents. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated without objection of any of the relevant federal authorities, and all governmental consents, permits, authorizations, approvals and waivers which are required to consummate the transactions contemplated hereby shall have been obtained.

               (e) Seller Board Approval. The Board of Directors of the Seller shall have approved the transactions contemplated hereby, on the terms and conditions contemplated hereby, and such approval shall be in full force and effect.

               (f) Letter Agreement. The Seller shall have performed all of the obligations required under the Letter Agreement to be performed by the Seller as of the Closing Date, and the Seller shall have executed and delivered the Mutual Release attached as Exhibit A to the Letter Agreement.

               6.     SELLER'S CONDITIONS TO CLOSING.

               The obligation of the Seller to sell the Securities to the Purchasers on the Closing Date, as provided in Section 1 hereof, shall be subject to the satisfaction or waiver (to the extent permitted by law), prior thereto or concurrently therewith, of the following conditions:

               (a) Representations and Warranties. The representations and warranties of all of the Purchasers contained in this Agreement shall be true and correct on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

               (b) Compliance. All of the Purchasers shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Purchasers prior to or on the Closing Date.

               (c) Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

               (d) Letter Agreement. The Company shall have performed all of the obligations required to be performed by the Company under the Letter Agreement as of the Closing Date, and the Company shall have executed and delivered the Mutual Release attached as Exhibit A to the Letter Agreement.

               (e) Regulatory Approvals and Consents. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated without objection of any of the relevant federal authorities, and all governmental consents, permits, authorizations, approvals and waivers which are required to consummate the transactions contemplated hereby shall have been obtained.

               7.     TERMINATION AND ABANDONMENT.

               This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

               (a) by the mutual written consent of the Seller and the Purchasers;

               (b) by the Seller, on the one hand or the Purchasers, on the other hand, if the other party or parties hereto fail to comply in any material respect with any of its or their covenants or agreements contained herein, or breaches its or their representations and warranties in any material way and such failure or breach, if capable of being cured, is not cured within 30 days of the receipt of written notice of such failure or breach from the terminating party;

               (c) by the Seller or the Purchasers if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or

               (d) by the Seller or the Purchasers at any time after December 31, 2000; provided however, that if the Closing Date has not occurred on or before December 31, 2000 as a result of a material breach of this Agreement, the breaching party shall not be entitled to terminate this Agreement pursuant to this Section 7(d).

               In the event of termination and abandonment of this Agreement pursuant to this Section 7, written notice thereof shall forthwith be given to the other party or parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the Seller or the Purchaser; provided, that no party shall be relieved of any liability it may have to any other party as a result of any breach of its obligations hereunder.

               8.     INDEMNIFICATION.

               (a) The Seller agrees to indemnify and hold harmless each of the Purchasers, each person, if any, who controls each of the Purchasers within the meaning of Section 15 of the Securities Act and each officer, director, employee and agent of each of the Purchasers and of any such controlling person against any and all losses, liabilities, claims, damages or expenses whatsoever, as incurred, arising out of or resulting from any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the Seller contained in this Agreement, and the Seller will reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

               (b) The Purchasers agree to severally indemnify and hold harmless the Seller, each person, if any, who controls the Seller within the meaning of
Section 15 of the Securities Act and each officer, director, employee and agent of the Seller and of any such controlling person against any and all losses, liabilities, claims, damages or expenses whatsoever, as incurred, arising out of or resulting from any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the Purchasers contained in this Agreement, and the Purchasers will reimburse (severally, in proportion to their purchases hereunder) the Seller for its reasonable legal and other expenses (including the cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

               9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf each party hereto pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Securities.


               10. WAIVER OF RIGHT OF FIRST REFUSAL AND TAG-ALONG RIGHTS. In connection with the sale of the Securities contemplated by this Agreement, each of the Purchasers hereby irrevocably waives (a) its right of first refusal to purchase the Securities pursuant to Section 3(b) of the Stockholders Agreement and (b) its tag-along rights under Section 3(c) of the Stockholders Agreement.

               11.    INTERPRETATION OF THIS AGREEMENT.

               (a) Terms Defined. As used in this Agreement, the following terms have the respective meaning set forth below:

               HSR Act: Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               person: an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

               Securities Act:  the Securities Act of 1933, as amended.

               Series A Purchase Agreement: that certain Securities Purchase Agreement, dated as of June 7, 2000, by and among the Seller and the Purchasers pursuant to which the Purchasers purchased 2,520,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company.

               Transfer: any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

               (b) Seller. As used in this Agreement, the term "Seller" shall mean QM and QMOC collectively, and any liability assumed or obligation undertaken by Seller hereunder shall be the joint and several liability or obligation of QM and QMOC.

               (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

               (d) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

               (e) Notices.

                (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

                (1) if to the Purchasers, to the address or facsimile number listed below each Purchaser's name on Schedule I hereto, or at such other address or facsimile number as such Purchaser may have furnished the Seller in writing, with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019, Attention: Steven J. Gartner, Esq. (facsimile: (212) 728-8111);

                (2) if to the Seller, at 22 Pelican Way, San Rafael, CA 94901,
        Attention: Lawrence P. English, (facsimile: (415) 455-1468, or at such other address or facsimile number as it may have furnished in writing to Purchaser, with a copy to Pillsbury Madison & Sutro LLP, 50 Fremont Street, San Francisco, CA 94105, Attention D. Stanley Rowland, Esq. (facsimile: (415) 983-1200).

                (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

               (f) Expenses and Taxes. Each of the parties shall bear its own expenses in connection with the transactions contemplated by this Agreement, including without limitation any tax liability resulting herefrom.

               (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

               (h) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto with respect to the matters set forth herein, provided, however, that the parties acknowledge and agree that each of the Asset Contribution Agreement, dated as of May 3, 2000, by and between the Seller and the Company, and the Series A Purchase Agreement, and the agreements entered into in connection with each, shall remain in full force and effect, except as specifically modified by this Agreement. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Seller and the Purchaser.

               (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

               IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first above written.

                                       SELLER:

                                       QUADRAMED CORPORATION


                                       By:     /s/ Lawrence P. English
                                               ---------------------------------
                                               Name:  Lawrence P. English
                                               Title: Chief Executive Officer

                                       QUADRAMED OPERATING CORPORATION


                                       By:     /s/ Lawrence P. English
                                               ---------------------------------
                                               Name:  Lawrence P. English
                                               Title: Chief Executive Officer



                                       PURCHASERS:


                                       WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                       By:  Warburg, Pincus & Co.,
                                            General Partner

                                       By:     /s/ Joel Ackerman
                                               ---------------------------------
                                               Name:  Joel Ackerman
                                               Title:  Managing Director

                                       WARBURG, PINCUS NETHERLANDS EQUITY
                                       PARTNERS I, C.V.

                                       By:  Warburg, Pincus & Co.,
                                            General Partner

                                       By:     /s/ Joel Ackerman
                                               ---------------------------------
                                               Name:  Joel Ackerman
                                               Title:  Managing Director


                                       WARBURG, PINCUS NETHERLANDS EQUITY
                                           PARTNERS II, C.V.

                                       By:  Warburg, Pincus & Co.,
                                            General Partner

                                       By:     /s/ Joel Ackerman
                                               ---------------------------------
                                               Name:  Joel Ackerman
                                               Title:  Managing Director


                                       WARBURG, PINCUS NETHERLANDS EQUITY
                                           PARTNERS III, C.V.

                                       By:  Warburg, Pincus & Co.,
                                            General Partner

                                       By:     /s/ Joel Ackerman
                                               ---------------------------------
                                               Name: Joel Ackerman
                                               Title:  Managing Director


                                       PRUDENTIAL SECURITIES GROUP, INC.


                                       By:     /s/ Vincent T. Pica, II
                                               ---------------------------------
                                               Name:  Vincent T. Pica, II
                                               Title:  Vice President

                                   SCHEDULE I

NAME AND ADDRESS OF INVESTOR                         NUMBER OF SHARES OF                 PURCHASE PRICE
----------------------------                         -------------------                 --------------

                                                SERIES B              SERIES C
                                             PREFERRED STOCK       PREFERRED STOCK
                                             ---------------       ---------------
Warburg, Pincus Equity Partners, L.P.         1,533,601                864,002            $ 19,180,824
466 Lexington Avenue
New York, NY 10017-3147
Attention: Joel Ackerman
Facsimile: (212) 878-9351
Telephone: (212) 878-9215

Warburg, Pincus Netherlands Equity              48,685                  27,428              $ 608,904
Partners I, C.V.
466 Lexington Avenue
New York, NY 10017-3147
Attention: Joel Ackerman
Facsimile: (212) 878-9351
Telephone: (212) 878-9215

Warburg, Pincus Netherlands Equity              32,457                  18,285              $ 405,936
Partners II, C.V.
466 Lexington Avenue
New York, NY 10017-3147
Attention: Joel Ackerman
Facsimile: (212) 878-9351
Telephone: (212) 878-9215

Warburg, Pincus Netherlands Equity              8,114                   4,571               $ 101,480
Partners III, C.V.
466 Lexington Avenue
New York, NY 10017-3147
Attention: Joel Ackerman
Facsimile: (212) 878-9351
Telephone: (212) 878-9215

Prudential Securities Group, Inc.              507,143                 285,714             $ 6,342,856
One Seaport Plaza
199 Water Street
New York, NY 10292
Attention: William J. Horan
Facsimile: (212) 214-7933
Telephone: (212) 214-7310
                                             -----------             -----------         ------------------
                                              2,130,000               1,200,000            $26,640,000

                            (CONTINUED ON NEXT PAGE)

                                   SCHEDULE I
                                   (CONTINUED)

NAME AND ADDRESS OF INVESTOR                         NUMBER OF SHARES OF                 PURCHASE PRICE
----------------------------                         -------------------                 --------------
                                                        COMMON STOCK
                                                        ------------
Warburg, Pincus Equity Partners, L.P.                       1                                 $8.00
466 Lexington Avenue
New York, NY 10017-3147
Attention: Joel Ackerman
Facsimile: (212) 878-9351
Telephone: (212) 878-9215

                                   SCHEDULE II

         NAME OF SELLER                     SECURITIES                    PURCHASE PRICE
--------------------------------- ------------------------------- -------------------------------
   QuadraMed Corporation and       2,130,000 shares of Series B          $8.00 per share
QuadraMed Operating Corporation    Convertible Preferred Stock,
                                  par value $0.01 per share, of
                                          ChartOne, Inc.

                                   1,200,000 shares of Series C          $8.00 per share
                                   Convertible Preferred Stock,
                                  par value $0.01 per share, of
                                          ChartOne, Inc.

                                   1 share of Common Stock, par          $8.00 per share
                                    value $0.001 per share, of
                                          ChartOne, Inc.
--------------------------------- ------------------------------- -------------------------------

                                  SCHEDULE 3(h)

                        PURCHASE ENTIRELY FOR OWN ACCOUNT

               Prudential Securities Group, Inc. ("PSGI") shall have the right to transfer and assign all its right, title and interest in, and all of its obligations under, this Agreement to (i) one or more investment funds organized by an affiliate of PSGI (any such funds, collectively, the "Fund") and (ii) to certain individuals affiliated with Bedrock Capital Partners (the "Individual Transferees"), in each case provided that (1) any such transferee has adequate financial resources in order to satisfy such obligations which it is so assigned, (2) any such transferees perform, in the aggregate, all of the obligations of PSGI under this Agreement and (3) any such transfers shall not violate the Securities Act of 1933, as amended, or any applicable federal or state securities or "blue sky" laws or regulations. If the formation of the Fund occurs after the Closing, PSGI shall have the right to transfer all its right, title and interest to the Securities purchased by PSGI to the Fund and the Individual Transferees, subject to the above limitations. From and after any such transfer, each such transferee shall be deemed an "Purchaser" for all purposes of this Agreement.